EXHIBIT 99.1

Second quarter 2021 Results
•Net income of $116.1 million, or $0.53 per common share
•Non-PPP loan balances increased $650.5 million or 3.2%
•Deposit balances increased $266.7 million or 1.0%
•Provision for credit losses recapture of $23.0 million as economic conditions improve

00

UMPQUA REPORTS SECOND QUARTER 2021 RESULTS
$0.53	$116	17.33%	15.4%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
“Umpqua's strong results this past quarter demonstrate both the company's commitment to generating long-term value for shareholders and our optimism for growth in the markets we serve. I'm very pleased to see the success of our balanced growth efforts and unique Human Digital value proposition reflected in our record growth in non-PPP (Paycheck Protection Program) loans and increase in core bank revenue. Our brand momentum within our markets continues to build and we look forward to robust customer and talent acquisition in the quarters to come.”

–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

SECOND QUARTER HIGHLIGHTS

Net Interest Income and NIM	•Net interest income increased by $8.3 million on a quarter to quarter basis primarily due to higher average loan balances and lower interest expense in the current period.
•Net interest margin was 3.20%, up two basis points from the prior period due to higher average loan balances and lower interest expense.

Non-Interest Income and Expense	•Non-interest income decreased by $17.7 million due to lower net mortgage banking revenue of $20.6 million.
•Non-interest expense increased by $1.8 million due to exit disposal costs of $4.7 million as a result of store consolidations and back-office lease exits.

Credit Quality	•Net charge-offs decreased by eight basis points to 0.25% of average loans and leases (annualized).
•A recapture of the provision for credit losses of $23.0 million was recorded in the period as economic conditions improve.
•Non-performing assets to total assets decreased two basis points to 0.17% from 0.19%.

Capital	•Estimated total risk-based capital ratio of 15.4% and estimated Tier 1 Risk Based Capital ratio of 12.4%.
•Paid a quarterly cash dividend of $0.21 per common share on May 28, 2021 to shareholders of record as of May 18, 2021.

Notable items	•$4.5 million gain on the sale of Umpqua Investments completed during the quarter.
•$4.7 million in exit disposal costs related to store consolidations and back-office lease exits.

2Q21 KEY FINANCIAL DATA

PERFORMANCE METRICS		2Q21		1Q21		2Q20
Return on average assets		1.54%		1.49%		0.73%
Return on average tangible common equity		17.33%		16.43%		8.53%
Net interest margin		3.20%		3.18%		3.09%
Efficiency ratio - consolidated		58.96%		56.74%		55.40%
Loan to deposit ratio		84.67%		85.61%		91.25%

INCOME STATEMENT ($ in 000s, excl. per share data)		2Q21		1Q21		2Q20
Net interest income		$229,763		$221,431		$212,503
(Recapture) provision for credit losses		($22,996)		$—		$87,085
Non-interest income		$91,075		$108,800		$115,480
Non-interest expense		$189,400		$187,592		$181,910
Earnings per common share - diluted		$0.53		$0.49		$0.24
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		2Q21		1Q21		2Q20
Total assets	$30.3	B	$30.0	B	$29.6	B
Loans and leases	$22.1	B	$22.2	B	$22.7	B
Total deposits	$26.2	B	$25.9	B	$24.8	B
Tangible book value per share[1]		$12.49		$12.10		$11.44
Book value per common shares		$12.54		$12.16		$11.53

Umpqua Holdings Corporation Contacts:
Ron Farnsworth, EVP/Chief Financial Officer, 503-727-4108, ronfarnsworth@umpquabank.com
Drew Anderson, SVP/Chief Administration Officer, 503-727-4192, drewanderson@umpquabank.com
1 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Segment Disclosures
Segment disclosures on pages 19, 20 and 21 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including wholesale, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses related to residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer channels and are originated through a variety of channels throughout the Company.

Balance Sheet
Total consolidated assets were $30.3 billion as of June 30, 2021, compared to $30.0 billion as of March 31, 2021 and $29.6 billion as of June 30, 2020. Including secured off-balance sheet lines of credit, total available liquidity was $15.6 billion as of June 30, 2021, representing 51% of total assets and 60% of total deposits.

Gross loans and leases were $22.1 billion as of June 30, 2021, a decrease of $17.1 million relative to March 31, 2021. The net decrease in gross loans and leases is primarily due to an increase of non-PPP loans of $650.5 million or 3.2% offset by the expected decrease in PPP loan balances of $667.6 million due to processed forgiveness and payoffs. Commercial real estate balances increased $281.8 million and residential real estate balances increased $207.9 million during the quarter. The decrease in commercial loan balances of $502.7 million includes the aforementioned decrease of PPP loan balances of $667.6 million. Please refer to the additional loan tables in the Q2 2021 Earnings Presentation for select underwriting characteristics of the loan portfolio.

Total deposits were $26.2 billion as of June 30, 2021, an increase of $266.7 million or 1% from $25.9 billion as of March 31, 2021. This increase was primarily attributable to growth in interest bearing demand deposits of $221.6 million, growth in non-interest bearing demand deposits of $218.4 million and growth in savings balances of $112.3 million, partially offset by a decline in time deposits of $290.5 million.

Net Interest Income
Net interest income was $229.8 million for the second quarter of 2021, up $8.3 million from the prior quarter. The increase was primarily driven by an increase of $3.7 million in interest income, as a result of higher average loan balances, and a decrease of $4.6 million in interest expense due to the decline in time deposits in the quarter compared to the prior period.

The Company's net interest margin was 3.20% for the second quarter of 2021, up two basis points from 3.18% for the first quarter of 2021 primarily driven by the decrease in interest expense due to the decline in deposit costs.

Credit Quality
The allowance for credit losses was $294.4 million, or 1.33% of loans and leases, as of June 30, 2021, which was down from $331.0 million, or 1.49% of loans and leases, as of March 31, 2021. There was a recapture of provision for credit losses of $23.0 million as a result of improvement in economic forecasts used in the credit models.

Net charge-offs as a percentage of average loans and leases decreased by eight basis points to 0.25% of average loans and leases (annualized) as of June 30, 2021. The decrease in net charge-offs for the quarter was primarily due to continued stable credit performance of the loan portfolio. As of June 30, 2021, non-performing assets were 0.17% of total assets, compared to 0.19% as of March 31, 2021 and 0.25% as of June 30, 2020.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Current Expected Credit Loss (CECL)
On January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, we use credit models that factor in economic forecasts to project life of loan performance. At the beginning of the COVID-19 pandemic, economic forecasts projected significant, negative COVID-19 related impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. As those future economic forecasts stabilized as well as incorporating loan mix changes, we recorded a recapture of $23.0 million of the allowance for credit losses in the current period.

Non-interest Income
Non-interest income was $91.1 million for the second quarter of 2021, down $17.7 million from the prior quarter driven primarily by a decrease in net mortgage banking revenue of $20.6 million.

Revenue from the origination and sale of residential mortgages was $41.4 million for the second quarter of 2021, a decrease of $21.1 million from the prior quarter. This decrease reflects a sequential quarter decrease of $382.5 million or 23.4% in for-sale mortgage origination volume and a decrease of 52 basis points in the mortgage banking gain on sale margin to 3.30% for the second quarter of 2021. Of the current quarter's mortgage production, 56% related to purchase activity, compared to 37% for the prior quarter and 34% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $189.4 million for the second quarter of 2021, up $1.8 million from the prior quarter level. This increase was primarily due to an increase in exit and disposal costs of $3.5 million from the prior period due to store consolidations and back-office lease exits, an increase in consulting and professional fees of $1.1 million, offset by an increase in deferred origination costs of $1.7 million and a decrease in FDIC assessment costs of $1.0 million.

Capital
As of June 30, 2021, the Company's tangible book value per common share2 increased to $12.49, compared to $12.10 in the prior quarter and $11.44 in the same period of the prior year.

The Company's estimated total risk-based capital ratio was 15.4% and its estimated Tier 1 common to risk weighted assets ratio was 12.4% as of June 30, 2021. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2021 are estimates, pending completion and filing of the Company's regulatory reports.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

2 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Total shareholders' equity	$2,766,316	$2,681,869	$2,704,577	$2,610,244	$2,538,339
Subtract:
Goodwill	—	2,715	2,715	2,715	2,715
Other intangible assets, net	11,100	12,230	13,360	14,606	15,853
Tangible common shareholders' equity	$2,755,216	$2,666,924	$2,688,502	$2,592,923	$2,519,771
Total assets	$30,284,965	$30,036,680	$29,235,175	$29,437,441	$29,645,248
Subtract:
Goodwill	—	2,715	2,715	2,715	2,715
Other intangible assets, net	11,100	12,230	13,360	14,606	15,853
Tangible assets	$30,273,865	$30,021,735	$29,219,100	$29,420,120	$29,626,680
Common shares outstanding at period end	220,626	220,491	220,226	220,222	220,219

Total shareholders' equity to total assets ratio	9.13%	8.93%	9.25%	8.87%	8.56%
Tangible common equity ratio	9.10%	8.88%	9.20%	8.81%	8.51%
Book value per common share	$12.54	$12.16	$12.28	$11.85	$11.53
Tangible book value per common share	$12.49	$12.10	$12.21	$11.77	$11.44

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its second quarter 2021 earnings conference call on July 22, 2021, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its second quarter 2021 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 3759164. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 3759164. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at https://www.umpquabank.com/investor-relations/.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$223,470	$221,141	$240,815	$229,457	$235,174	1%	(5)%
Interest and dividends on investments:
Taxable	14,619	13,112	11,951	10,168	9,015	11%	62%
Exempt from federal income tax	1,487	1,534	1,523	1,490	1,520	(3)%	(2)%
Dividends	405	598	659	710	568	(32)%	(29)%
Temporary investments and interest bearing deposits	774	624	531	474	403	24%	92%
Total interest income	240,755	237,009	255,479	242,299	246,680	2%	(2)%
Interest expense:
Deposits	7,016	10,678	14,567	19,121	26,222	(34)%	(73)%
Securities sold under agreement to repurchase and federal funds purchased	68	76	93	84	194	(11)%	(65)%
Borrowings	866	1,772	2,765	3,271	3,839	(51)%	(77)%
Junior subordinated debentures	3,042	3,052	3,147	3,249	3,922	0%	(22)%
Total interest expense	10,992	15,578	20,572	25,725	34,177	(29)%	(68)%
Net interest income	229,763	221,431	234,907	216,574	212,503	4%	8%
(Recapture) provision for credit losses	(22,996)	—	29	(338)	87,085	nm	(126)%
Non-interest income:
Service charges on deposits	10,310	9,647	10,202	10,405	8,757	7%	18%
Card-based fees	10,274	7,374	7,754	7,118	5,901	39%	74%
Brokerage revenue	1,135	3,915	4,093	3,686	3,805	(71)%	(70)%
Residential mortgage banking revenue, net	44,443	65,033	79,028	90,377	83,877	(32)%	(47)%
Gain on sale of debt securities, net	—	4	—	—	323	(100)%	(100)%
Gain (loss) on equity securities, net	4	(706)	(173)	(112)	240	(101)%	(98)%
Gain on loan and lease sales, net	5,318	1,373	3,374	1,092	1,074	287%	395%
BOLI income	2,092	2,071	2,067	2,087	2,116	1%	(1)%
Other income	17,499	20,089	17,615	17,271	9,387	(13)%	86%
Total non-interest income	91,075	108,800	123,960	131,924	115,480	(16)%	(21)%
Non-interest expense:
Salaries and employee benefits	121,573	124,134	132,460	120,337	116,676	(2)%	4%
Occupancy and equipment, net	34,657	34,635	41,758	36,720	36,171	0%	(4)%
Intangible amortization	1,130	1,130	1,246	1,247	1,246	0%	(9)%
FDIC assessments	1,607	2,599	3,014	2,989	3,971	(38)%	(60)%
Other expenses	30,433	25,094	32,834	28,914	23,846	21%	28%
Total non-interest expense	189,400	187,592	211,312	190,207	181,910	1%	4%
Income before provision for income taxes	154,434	142,639	147,526	158,629	58,988	8%	162%
Provision (benefit) for income taxes	38,291	34,902	(3,204)	33,758	6,062	10%	532%
Net income	$116,143	$107,737	$150,730	$124,871	$52,926	8%	119%

Weighted average basic shares outstanding	220,593	220,367	220,225	220,221	220,210	0%	0%
Weighted average diluted shares outstanding	221,022	220,891	220,663	220,418	220,320	0%	0%
Earnings per common share – basic	$0.53	$0.49	$0.68	$0.57	$0.24	8%	121%
Earnings per common share – diluted	$0.53	$0.49	$0.68	$0.57	$0.24	8%	121%

nm = not meaningful

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2021	Jun 30, 2020	Year over Year
Interest income:
Loans and leases	$444,611	$481,167	(8)%
Interest and dividends on investments:
Taxable	27,731	25,620	8%
Exempt from federal income tax	3,021	3,082	(2)%
Dividends	1,003	1,246	(20)%
Temporary investments and interest bearing deposits	1,398	3,734	(63)%
Total interest income	477,764	514,849	(7)%
Interest expense:
Deposits	17,694	66,512	(73)%
Securities sold under agreement to repurchase and federal funds purchased	144	589	(76)%
Borrowings	2,638	7,885	(67)%
Junior subordinated debentures	6,094	8,825	(31)%
Total interest expense	26,570	83,811	(68)%
Net interest income	451,194	431,038	5%
(Recapture) provision for credit losses	(22,996)	205,170	(111)%
Non-interest income:
Service charges on deposits	19,957	20,230	(1)%
Card-based fees	17,648	13,318
Brokerage revenue	5,050	7,820	(35)%
Residential mortgage banking revenue, net	109,476	101,417	8%
Gain on sale of debt securities, net	4	190	(98)%
(Loss) gain on equity securities, net	(702)	1,054	(167)%
Gain on loan and lease sales, net	6,691	2,241	199%
BOLI income	4,163	4,245	(2)%
Other income	37,588	5,610	570%
Total non-interest income	199,875	156,125	28%
Non-interest expense:
Salaries and employee benefits	245,707	226,450	9%
Occupancy and equipment, net	69,292	73,172	(5)%
Intangible amortization	2,260	2,493	(9)%
FDIC assessments	4,206	6,513	(35)%
Goodwill impairment	—	1,784,936	nm
Other expenses	55,527	51,004	9%
Total non-interest expense	376,992	2,144,568	(82)%
Income (loss) before provision for income taxes	297,073	(1,762,575)	(117)%
Provision for income taxes	73,193	36,446	101%
Net income (loss)	$223,880	$(1,799,021)	(112)%

Weighted average basic shares outstanding	220,481	220,213	0%
Weighted average diluted shares outstanding	220,928	220,213	0%
Earnings (loss) per common share – basic	$1.02	$(8.17)	(112)%
Earnings (loss) per common share – diluted	$1.01	$(8.17)	(112)%

nm = not meaningful

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$397,526	$379,361	$370,219	$370,595	$410,769	5%	(3)%
Interest bearing cash and temporary investments	2,688,285	2,861,820	2,202,962	1,849,132	1,853,505	(6)%	45%
Investment securities:
Equity and other, at fair value	82,099	82,771	83,077	82,769	81,958	(1)%	0%
Available for sale, at fair value	3,473,950	3,167,825	2,932,558	2,898,700	2,865,690	10%	21%
Held to maturity, at amortized cost	2,876	2,954	3,034	3,088	3,143	(3)%	(8)%
Loans held for sale	429,052	376,481	766,225	683,960	605,399	14%	(29)%
Loans and leases	22,143,739	22,160,860	21,779,367	22,426,473	22,671,455	0%	(2)%
Allowance for credit losses on loans and leases	(279,887)	(311,283)	(328,401)	(345,049)	(356,745)	(10)%	(22)%
Net loans and leases	21,863,852	21,849,577	21,450,966	22,081,424	22,314,710	0%	(2)%
Restricted equity securities	15,247	22,057	41,666	50,062	54,062	(31)%	(72)%
Premises and equipment, net	172,546	176,571	178,050	185,104	192,041	(2)%	(10)%
Operating lease right-of-use assets	95,030	100,643	104,937	107,321	111,487	(6)%	(15)%
Goodwill	—	2,715	2,715	2,715	2,715	(100)%	(100)%
Other intangible assets, net	11,100	12,230	13,360	14,606	15,853	(9)%	(30)%
Residential mortgage servicing rights, at fair value	102,699	100,413	92,907	93,248	96,356	2%	7%
Bank owned life insurance	324,998	322,867	323,470	326,120	324,873	1%	0%
Deferred tax asset, net	—	10,905	—	—	—	(100)%	nm
Other assets	625,705	567,490	669,029	688,597	712,687	10%	(12)%
Total assets	$30,284,965	$30,036,680	$29,235,175	$29,437,441	$29,645,248	1%	2%
Liabilities:
Deposits	$26,153,553	$25,886,833	$24,622,201	$24,669,783	$24,844,378	1%	5%
Securities sold under agreements to repurchase	480,302	420,402	375,384	388,028	398,414	14%	21%
Borrowings	111,405	281,444	771,482	996,520	1,096,559	(60)%	(90)%
Junior subordinated debentures, at fair value	287,723	281,580	255,217	247,045	232,936	2%	24%
Junior subordinated debentures, at amortized cost	88,155	88,212	88,268	88,325	88,382	0%	0%
Operating lease liabilities	106,195	109,014	113,593	115,790	119,885	(3)%	(11)%
Deferred tax liability, net	2,497	—	5,441	13,239	21,439	nm	(88)%
Other liabilities	288,819	287,326	299,012	308,467	304,916	1%	(5)%
Total liabilities	27,518,649	27,354,811	26,530,598	26,827,197	27,106,909	1%	2%
Shareholders' equity:
Common stock	3,517,641	3,515,248	3,514,599	3,512,153	3,510,145	0%	0%
Accumulated deficit	(801,954)	(871,511)	(932,767)	(1,036,931)	(1,115,414)	(8)%	(28)%
Accumulated other comprehensive income	50,629	38,132	122,745	135,022	143,608	33%	(65)%
Total shareholders' equity	2,766,316	2,681,869	2,704,577	2,610,244	2,538,339	3%	9%
Total liabilities and shareholders' equity	$30,284,965	$30,036,680	$29,235,175	$29,437,441	$29,645,248	1%	2%

Common shares outstanding at period end	220,626	220,491	220,226	220,222	220,219	0%	0%
Book value per common share	$12.54	$12.16	$12.28	$11.85	$11.53	3%	9%
Tangible book value per common share	$12.49	$12.10	$12.21	$11.77	$11.44	3%	9%
Tangible equity - common	$2,755,216	$2,666,924	$2,688,502	$2,592,923	$2,519,771	3%	9%
Tangible common equity to tangible assets	9.10%	8.88%	9.20%	8.81%	8.51%	0.22	0.59
nm = not meaningful

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,580,386	$3,455,773	$3,505,802	$3,533,776	$3,589,484	4%	0%
Owner occupied term, net	2,398,326	2,358,169	2,333,945	2,411,098	2,459,954	2%	(3)%
Multifamily, net	3,553,704	3,421,320	3,349,196	3,389,034	3,466,829	4%	3%
Construction & development, net	857,866	876,297	828,478	757,462	662,703	(2)%	29%
Residential development, net	193,904	190,841	192,761	163,400	164,180	2%	18%
Commercial:
Term, net (1)	3,748,269	4,350,763	4,024,467	4,246,229	4,265,092	(14)%	(12)%
Lines of credit & other, net	908,518	825,162	862,760	894,782	940,443	10%	(3)%
Leases & equipment finance, net	1,437,372	1,420,977	1,456,630	1,496,650	1,522,369	1%	(6)%
Residential:
Mortgage, net	4,145,432	3,958,644	3,871,906	4,042,416	4,056,588	5%	2%
Home equity loans & lines, net	1,118,278	1,097,168	1,136,064	1,172,697	1,189,428	2%	(6)%
Consumer & other, net	201,684	205,746	217,358	318,929	354,385	(2)%	(43)%
Total loans and leases, net of deferred fees and costs	$22,143,739	$22,160,860	$21,779,367	$22,426,473	$22,671,455	0%	(2)%

(1)The Bank participates in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include 14,000 PPP loans, totaling $1.4 billion, net of deferred fees and costs as of June 30, 2021.

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	15%	16%	16%	16%
Owner occupied term, net	11%	11%	11%	11%	11%
Multifamily, net	16%	15%	15%	15%	15%
Construction & development, net	4%	4%	4%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	17%	20%	18%	19%	19%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	6%	6%	7%	7%	7%
Residential:
Mortgage, net	19%	18%	18%	18%	18%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$10,718,921	$10,500,482	$9,632,773	$9,475,244	$9,172,210	2%	17%
Demand, interest bearing	3,466,251	3,244,624	3,051,487	2,931,990	2,813,722	7%	23%
Money market	7,559,621	7,554,798	7,173,920	7,160,838	7,262,777	0%	4%
Savings	2,221,524	2,109,211	1,912,752	1,848,639	1,730,051	5%	28%
Time	2,187,236	2,477,718	2,851,269	3,253,072	3,865,618	(12)%	(43)%
Total	$26,153,553	$25,886,833	$24,622,201	$24,669,783	$24,844,378	1%	5%

Total core deposits (1)	$25,122,851	$24,740,621	$23,298,561	$23,134,283	$22,934,059	2%	10%

Deposit mix:
Demand, non-interest bearing	41%	41%	39%	38%	37%
Demand, interest bearing	13%	12%	12%	12%	11%
Money market	29%	29%	29%	29%	29%
Savings	9%	8%	8%	8%	7%
Time	8%	10%	12%	13%	16%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	424,626	422,792	420,050	423,658	423,456
Demand, interest bearing	71,411	72,156	72,811	73,812	74,813
Money market	58,289	58,409	58,609	59,083	59,445
Savings	161,902	161,432	160,192	162,234	161,710
Time	39,560	43,637	48,292	52,572	57,501
Total	755,788	758,426	759,954	771,359	776,925

Average balance per account:
Demand, non-interest bearing	$25.2	$24.8	$22.9	$22.4	$21.7
Demand, interest bearing	48.5	45.0	41.9	39.7	37.6
Money market	129.7	129.3	122.4	121.2	122.2
Savings	13.7	13.1	11.9	11.4	10.7
Time	55.3	56.8	59.0	61.9	67.2
Total	$34.6	$34.1	$32.4	$32.0	$32.0

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$20,673	$29,216	$31,076	$26,425	$32,412	(29)%	(36)%
Loans and leases past due 90+ days and accruing (1)	29,144	25,612	36,361	50,269	39,818	14%	(27)%
Total non-performing loans and leases	49,817	54,828	67,437	76,694	72,230	(9)%	(31)%
Other real estate owned	181	1,405	1,810	2,369	2,578	(87)%	(93)%
Total non-performing assets	$49,998	$56,233	$69,247	$79,063	$74,808	(11)%	(33)%

Performing restructured loans and leases	$13,072	$9,921	$14,991	$15,819	$15,032	32%	(13)%
Loans and leases past due 31-89 days	$30,646	$51,120	$72,047	$66,155	$40,583	(40)%	(24)%
Loans and leases past due 31-89 days to total loans and leases	0.14%	0.23%	0.33%	0.29%	0.18%
Non-performing loans and leases to total loans and leases (1)	0.22%	0.25%	0.31%	0.34%	0.32%
Non-performing assets to total assets(1)	0.17%	0.19%	0.24%	0.27%	0.25%

(1)Excludes certain mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $20.0 million and $2.6 million at September 30, 2020 and June 30, 2020, respectively. There were no non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so at June 30, 2021, March 31, 2021 and December 31, 2020.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$311,283	$328,401	$345,049	$356,745	$291,420	(5)%	7%
Impact of adoption of CECL	—	—	—	—	—	nm	nm
Adjusted balance, beginning of period	311,283	328,401	345,049	356,745	291,420	(5)%	7%
(Recapture) provision for credit losses on loans and leases	(17,775)	526	3,104	1,785	81,484	(3,479)%	(122)%
Charge-offs	(17,079)	(20,915)	(23,942)	(16,646)	(19,453)	(18)%	(12)%
Recoveries	3,458	3,271	4,190	3,165	3,294	6%	5%
Net charge-offs	(13,621)	(17,644)	(19,752)	(13,481)	(16,159)	(23)%	(16)%
Balance, end of period	$279,887	$311,283	$328,401	$345,049	$356,745	(10)%	(22)%
Reserve for unfunded commitments
Balance, beginning of period	$19,760	$20,286	$24,306	$26,368	$20,927	(3)%	(6)%
(Recapture) provision for credit losses on unfunded commitments	(5,221)	(526)	(4,020)	(2,062)	5,441	893%	(196)%
Balance, end of period	14,539	19,760	20,286	24,306	26,368	(26)%	(45)%
Total Allowance for credit losses (ACL)	$294,426	$331,043	$348,687	$369,355	$383,113	(11)%	(23)%

Net charge-offs to average loans and leases (annualized)	0.25%	0.33%	0.35%	0.24%	0.29%
Recoveries to gross charge-offs	20.25%	15.64%	17.50%	19.01%	16.93%
ACLLL to loans and leases	1.26%	1.40%	1.51%	1.54%	1.57%
ACL to loans and leases	1.33%	1.49%	1.60%	1.65%	1.69%
nm = not meaningful

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2021	Jun 30, 2020	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$328,401	$157,629	108%
Impact of adoption of CECL	—	49,999	nm
Adjusted balance, beginning of period	328,401	207,628	58%
(Recapture) provision for credit losses on loans and leases	(17,249)	186,986	(109)%
Charge-offs	(37,994)	(43,908)	(13)%
Recoveries	6,729	6,039	11%
Net charge-offs	(31,265)	(37,869)	(17)%
Balance, end of period	$279,887	$356,745	(22)%
Reserve for unfunded commitments
Balance, beginning of period	$20,286	$5,106	297%
Impact of adoption of CECL	—	3,238	nm
Adjusted balance, beginning of period	20,286	8,344	143%
(Recapture) provision for credit losses on unfunded commitments	(5,747)	18,024	(132)%
Balance, end of period	14,539	26,368	(45)%
Total Allowance for credit losses (ACL)	$294,426	$383,113	(23)%

Net charge-offs to average loans and leases (annualized)	0.29%	0.35%
Recoveries to gross charge-offs	17.71%	13.75%
nm = not meaningful

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.18%	2.75%	3.19%	3.13%	3.77%	0.43	(0.59)
Yield on loans and leases	3.99%	4.02%	4.24%	3.96%	4.11%	(0.03)	(0.12)
Yield on taxable investments	1.87%	1.86%	1.77%	1.56%	1.38%	0.01	0.49
Yield on tax-exempt investments (1)	3.02%	3.03%	3.08%	3.11%	3.17%	(0.01)	(0.15)
Yield on interest bearing cash and temporary investments	0.11%	0.10%	0.10%	0.10%	0.10%	0.01	0.01
Total yield on earning assets (1)	3.35%	3.41%	3.64%	3.45%	3.59%	(0.06)	(0.24)

Cost of interest bearing deposits	0.18%	0.29%	0.38%	0.49%	0.67%	(0.11)	(0.49)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.06%	0.08%	0.09%	0.09%	0.21%	(0.02)	(0.15)
Cost of borrowings	1.62%	1.33%	1.18%	1.23%	1.33%	0.29	0.29
Cost of junior subordinated debentures	3.30%	3.60%	3.73%	4.03%	5.55%	(0.30)	(2.25)
Total cost of interest bearing liabilities	0.27%	0.38%	0.49%	0.59%	0.78%	(0.11)	(0.51)

Net interest spread (1)	3.08%	3.03%	3.15%	2.85%	2.81%	0.05	0.27
Net interest margin (1)	3.20%	3.18%	3.35%	3.08%	3.09%	0.02	0.11

Performance Ratios:
Return on average assets	1.54%	1.49%	2.04%	1.68%	0.73%	0.05	0.81
Return on average tangible assets	1.55%	1.49%	2.04%	1.68%	0.73%	0.06	0.82
Return on average common equity	17.25%	16.33%	22.92%	19.48%	8.46%	0.92	8.79
Return on average tangible common equity	17.33%	16.43%	23.07%	19.62%	8.53%	0.90	8.80
Efficiency ratio – Consolidated	58.96%	56.74%	58.82%	54.52%	55.40%	2.22	3.56
Efficiency ratio – Bank	58.31%	55.51%	57.77%	53.41%	54.17%	2.80	4.14

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2021	Jun 30, 2020	Year over Year
Average Rates:
Yield on loans held for sale	2.93%	3.94%	(1.01)
Yield on loans and leases	4.01%	4.33%	(0.32)
Yield on taxable investments	1.87%	1.94%	(0.07)
Yield on tax-exempt investments (1)	3.02%	3.15%	(0.13)
Yield on interest bearing cash and temporary investments	0.11%	0.56%	(0.45)
Total yield on earning assets (1)	3.38%	3.88%	(0.50)

Cost of interest bearing deposits	0.23%	0.85%	(0.62)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.07%	0.33%	(0.26)
Cost of borrowings	1.41%	1.53%	(0.12)
Cost of junior subordinated debentures	3.44%	5.49%	(2.05)
Total cost of interest bearing liabilities	0.33%	0.96%	(0.63)

Net interest spread (1)	3.05%	2.92%	0.13
Net interest margin (1)	3.19%	3.25%	(0.06)

Performance Ratios:
Return on average assets	1.52%	(12.49)%	14.01
Return on average tangible assets	1.52%	(12.89)%	14.41
Return on average common equity	16.80%	(106.99)%	123.79
Return on average tangible common equity	16.89%	(145.65)%	162.54
Efficiency ratio – Consolidated	57.84%	364.82%	(306.98)
Efficiency ratio – Bank	56.88%	363.13%	(306.25)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$2,835,474	$2,483,451	$2,066,572	$1,827,818	$1,563,753	14%	81%
Investment securities, taxable	3,210,771	2,945,896	2,850,550	2,797,547	2,777,154	9%	16%
Investment securities, tax-exempt	247,282	252,741	245,997	237,165	235,934	(2)%	5%
Loans held for sale	468,960	703,557	696,688	669,646	577,773	(33)%	(19)%
Loans and leases	22,040,794	21,692,639	22,138,283	22,560,076	22,428,142	2%	(2)%
Total interest earning assets	28,803,281	28,078,284	27,998,090	28,092,252	27,582,756	3%	4%
Goodwill and other intangible assets, net	12,615	15,598	16,775	18,021	19,253	(19)%	(34)%
Total assets	30,156,017	29,392,490	29,396,311	29,533,871	29,066,775	3%	4%

Non-interest bearing demand deposits	10,582,197	9,897,749	9,587,081	9,335,350	8,484,684	7%	25%
Interest bearing deposits	15,474,743	15,166,198	15,165,049	15,451,816	15,803,595	2%	(2)%
Total deposits	26,056,940	25,063,947	24,752,130	24,787,166	24,288,279	4%	7%
Interest bearing liabilities	16,500,106	16,444,694	16,822,808	17,205,775	17,625,888	0%	(6)%

Shareholders' equity - common	2,700,010	2,674,871	2,615,676	2,549,703	2,514,754	1%	7%
Tangible common equity (1)	2,687,395	2,659,273	2,598,901	2,531,682	2,495,501	1%	8%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2021	Jun 30, 2020	Year over Year
Temporary investments and interest bearing cash	$2,660,435	$1,325,627	101%
Investment securities, taxable	3,079,065	2,768,853	11%
Investment securities, tax-exempt	249,996	238,505	5%
Loans held for sale	585,611	492,577	19%
Loans and leases	21,867,678	21,815,966	0%
Total interest earning assets	28,442,785	26,641,528	7%
Goodwill and other intangible assets, net	14,098	897,551	(98)%
Total assets	29,776,362	28,956,388	3%

Non-interest bearing demand deposits	10,241,863	7,687,002	33%
Interest bearing deposits	15,321,323	15,749,751	(3)%
Total deposits	25,563,186	23,436,753	9%
Interest bearing liabilities	16,472,553	17,464,696	(6)%

Shareholders’ equity - common	2,687,510	3,381,417	(21)%
Tangible common equity (1)	2,673,412	2,483,866	8%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	June 30, 2021			March 31, 2021			June 30, 2020
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$468,960	$3,725	3.18%	$703,557	$4,845	2.75%	$577,773	$5,443	3.77%
Loans and leases (1)	22,040,794	219,745	3.99%	21,692,639	216,296	4.02%	22,428,142	229,731	4.11%
Taxable securities	3,210,771	15,024	1.87%	2,945,896	13,710	1.86%	2,777,154	9,583	1.38%
Non-taxable securities (2)	247,282	1,864	3.02%	252,741	1,915	3.03%	235,934	1,868	3.17%
Temporary investments and interest-bearing cash	2,835,474	774	0.11%	2,483,451	624	0.10%	1,563,753	403	0.10%
Total interest-earning assets	28,803,281	$241,132	3.35%	28,078,284	$237,390	3.41%	27,582,756	$247,028	3.59%
Other assets	1,352,736			1,314,206			1,484,019
Total assets	$30,156,017			$29,392,490			$29,066,775
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,385,336	$459	0.05%	$3,125,398	$414	0.05%	$2,649,331	$1,148	0.17%
Money market deposits	7,614,474	1,533	0.08%	7,360,512	1,491	0.08%	7,275,041	4,037	0.22%
Savings deposits	2,171,865	154	0.03%	1,998,927	163	0.03%	1,628,276	198	0.05%
Time deposits	2,303,068	4,870	0.85%	2,681,361	8,610	1.30%	4,250,947	20,839	1.97%
Total interest-bearing deposits	15,474,743	7,016	0.18%	15,166,198	10,678	0.29%	15,803,595	26,222	0.67%
Repurchase agreements and federal funds purchased	440,881	68	0.06%	395,946	76	0.08%	375,098	194	0.21%
Borrowings	214,670	866	1.62%	539,077	1,772	1.33%	1,163,065	3,839	1.33%
Junior subordinated debentures	369,812	3,042	3.30%	343,473	3,052	3.60%	284,130	3,922	5.55%
Total interest-bearing liabilities	16,500,106	$10,992	0.27%	16,444,694	$15,578	0.38%	17,625,888	$34,177	0.78%
Non-interest-bearing deposits	10,582,197			9,897,749			8,484,684
Other liabilities	373,704			375,176			441,449
Total liabilities	27,456,007			26,717,619			26,552,021
Common equity	2,700,010			2,674,871			2,514,754
Total liabilities and shareholders' equity	$30,156,017			$29,392,490			$29,066,775
NET INTEREST INCOME		$230,140			$221,812			$212,851
NET INTEREST SPREAD			3.08%			3.03%			2.81%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.20%			3.18%			3.09%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $377,000 for the three months ended June 30, 2021, as compared to $381,000 for March 31, 2021 and $348,000 for June 30, 2020.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$585,611	$8,570	2.93%	$492,577	$9,707	3.94%
Loans and leases (1)	21,867,678	436,041	4.01%	21,815,966	471,460	4.33%
Taxable securities	3,079,065	28,734	1.87%	2,768,853	26,866	1.94%
Non-taxable securities (2)	249,996	3,779	3.02%	238,505	3,763	3.15%
Temporary investments and interest-bearing cash	2,660,435	1,398	0.11%	1,325,627	3,734	0.56%
Total interest-earning assets	28,442,785	$478,522	3.38%	26,641,528	$515,530	3.88%
Other assets	1,333,577			2,314,860
Total assets	$29,776,362			$28,956,388
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,256,085	$873	0.05%	$2,560,935	$4,691	0.37%
Money market deposits	7,488,195	3,024	0.08%	7,191,796	15,796	0.44%
Savings deposits	2,085,874	317	0.03%	1,557,118	439	0.06%
Time deposits	2,491,169	13,480	1.09%	4,439,902	45,586	2.06%
Total interest-bearing deposits	15,321,323	17,694	0.23%	15,749,751	66,512	0.85%
Repurchase agreements and federal funds purchased	418,538	144	0.07%	356,550	589	0.33%
Borrowings	375,977	2,638	1.41%	1,035,553	7,885	1.53%
Junior subordinated debentures	356,715	6,094	3.44%	322,842	8,825	5.49%
Total interest-bearing liabilities	16,472,553	$26,570	0.33%	17,464,696	$83,811	0.96%
Non-interest-bearing deposits	10,241,863			7,687,002
Other liabilities	374,436			423,273
Total liabilities	27,088,852			25,574,971
Common equity	2,687,510			3,381,417
Total liabilities and shareholders' equity	$29,776,362			$28,956,388
NET INTEREST INCOME		$451,952			$431,719
NET INTEREST SPREAD			3.05%			2.92%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.19%			3.25%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $758,000 for the six months ended June 30, 2021, as compared to $681,000 for the same period in 2020.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Net interest income	$226,915	$217,574	$230,430	$212,215	$208,245	4%	9%
(Recapture) provision for credit losses	(22,996)	—	29	(338)	87,085	nm	(126)%
Non-interest income
Gain (loss) gain on sale of investment securities, net	4	(702)	(173)	(112)	563	(101)%	(99)%
(Loss) gain on swap derivatives, net	(4,481)	11,750	3,955	1,765	(823)	(138)%	444%
Non-interest income (excluding above items)	50,933	32,403	40,921	39,678	31,697	57%	61%
Total non-interest income	46,456	43,451	44,703	41,331	31,437	7%	48%
Non-interest expense
Exit and disposal costs	4,728	1,200	725	792	548	294%	763%
Non-interest expense (excluding above items)	146,877	145,161	171,634	148,519	141,448	1%	4%
Allocated expenses, net (1)	970	(790)	(3,565)	(2,976)	(1,963)	(223)%	(149)%
Total non-interest expense	152,575	145,571	168,794	146,335	140,033	5%	9%
Income before income taxes	143,792	115,454	106,310	107,549	12,564	25%	1,044%
Provision (benefit) for income taxes	35,630	28,106	(13,508)	20,988	(5,544)	27%	(743)%
Net income	$108,162	$87,348	$119,818	$86,561	$18,108	24%	497%

Effective Tax Rate	25%	24%	(13%)	20%	(44%)
Efficiency Ratio	56%	56%	61%	58%	58%

Total assets	$29,720,182	$29,529,769	$28,438,813	$28,652,477	$28,942,285	1%	3%
Loans held for sale	$—	$—	$78,146	$—	$—	0%	0%
Total loans and leases	$22,143,739	$22,160,860	$21,779,367	$22,426,473	$22,671,455	0%	(2)%
Total deposits	$25,820,776	$25,425,339	$24,200,012	$24,102,498	$24,421,486	2%	6%

Key Rates, end of period:
10 year CMT	1.45%	1.74%	0.93%	0.69%	0.66%
FHLMC 30 year fixed	2.98%	3.18%	2.67%	2.88%	3.13%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Seq. Quarter	Year over Year
Net interest income	$2,848	$3,857	$4,477	$4,359	$4,258	(26)%	(33)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	41,367	62,505	83,388	98,703	86,781	(34)%	(52)%
Servicing	9,120	9,087	9,497	8,796	8,533	0%	7%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,366)	(4,545)	(4,431)	(4,878)	(5,042)	(4)%	(13)%
Changes due to valuation inputs or assumptions	(1,678)	(2,014)	(9,426)	(12,244)	(6,395)	(17)%	(74)%
Non-interest income (excluding above items)	176	316	229	216	166	(44)%	6%
Total non-interest income	44,619	65,349	79,257	90,593	84,043	(32)%	(47)%
Non-interest expense
Non-interest expense	37,795	41,231	38,953	40,896	39,914	(8)%	(5)%
Allocated expenses, net (1)	(970)	790	3,565	2,976	1,963	(223)%	(149)%
Total non-interest expense	36,825	42,021	42,518	43,872	41,877	(12)%	(12)%
Income before income taxes	10,642	27,185	41,216	51,080	46,424	(61)%	(77)%
Provision for income taxes	2,661	6,796	10,304	12,770	11,606	(61)%	(77)%
Net income	$7,981	$20,389	$30,912	$38,310	$34,818	(61)%	(77)%

Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	78%	61%	51%	46%	47%

Total assets	$564,783	$506,911	$796,362	$784,964	$702,963	11%	(20)%
Loans held for sale	$429,052	$376,481	$688,079	$683,960	$605,399	14%	(29)%
Total deposits	$332,777	$461,494	$422,189	$567,285	$422,892	(28)%	(21)%

LHFS Production Statistics:
Closed loan volume for-sale	1,253,023	1,635,532	1,769,432	1,922,789	1,826,095	(23)%	(31)%
Gain on sale margin	3.30%	3.82%	4.71%	5.13%	4.75%
Direct LHFS expense	$25,459	$31,151	$33,210	$35,678	$34,057	(18)%	(25)%
Direct LHFS expenses as % of volume	2.03%	1.90%	1.88%	1.86%	1.87%

MSR Statistics:
Residential mortgage loans serviced for others	12,897,032	13,030,467	13,026,720	12,964,361	12,746,125	(1)%	1%
MSR, net	102,699	100,413	92,907	93,248	96,356	2%	7%
MSR as % of serviced portfolio	0.80%	0.77%	0.71%	0.72%	0.76%

Key Rates, end of period:
10 year CMT	1.45%	1.74%	0.93%	0.69%	0.66%
FHLMC 30 year fixed	2.98%	3.18%	2.67%	2.88%	3.13%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Second Quarter 2021 Results
July 21, 2021

Umpqua Holdings Corporation Segments
(Unaudited)
(in thousands)	Core Banking			Mortgage Banking
	Six Months Ended		% Change	Six Months Ended		% Change
	Jun 30, 2021	Jun 30, 2020	Year over Year	Jun 30, 2021	Jun 30, 2020	Year over Year
Net interest income	$444,489	$424,351	4.75%	$6,705	$6,687	0.27%
Provision for credit losses	(22,996)	205,170	(111.21)%	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	103,872	126,128	(17.65)%
Servicing	—	—	nm	18,207	17,413	4.56%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	—	—	nm	(8,911)	(10,371)	(14.08)%
Changes due to valuation inputs or assumptions	—	—	nm	(3,692)	(31,753)	(88.37)%
Gain (loss) on sale of investment securities, net	(698)	1,244	(156.11)%	—	—	nm
Gain (loss) on swap derivatives, net	7,269	(15,129)	(148.05)%	—	—	nm
Non-interest income (excluding above items)	83,336	68,285	22.04%	492	308	59.74%
Total non-interest income	89,907	54,400	65.27%	109,968	101,725	8.10%
Non-interest expense
Goodwill Impairment	—	1,784,936	(100.00)%	—	—	nm
Exit and disposal costs	5,928	1,072	452.99%	—	—	nm
Non-interest expense (excluding above items)	292,038	289,344	0.93%	79,026	69,216	14.17%
Allocated expenses, net (1)	180	(5,016)	(103.59)%	(180)	5,016	(103.59)%
Total non-interest expense	298,146	2,070,336	(85.60)%	78,846	74,232	6.22%
Income (loss) before income taxes	259,246	(1,796,755)	(114.43)%	37,827	34,180	10.67%
Provision (benefit) for income taxes	63,736	27,901	128.44%	9,457	8,545	10.67%
Net income (loss)	$195,510	$(1,824,656)	(110.71)%	$28,370	$25,635	10.67%

Effective Tax Rate	25%	(2)%		25%	25%
Efficiency Ratio	56%	432%		68%	68%

LHFS Production Statistics:
Closed loan volume for-sale				2,888,555	2,974,279
Gain on sale margin				3.60%	4.24%
Direct LHFS expense				$56,610	$58,102
Direct LHFS expenses as % of volume				1.96%	1.95%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

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